The Cincinnati Insurance Company • The Cincinnati Indemnity Company
The Cincinnati Casualty Company • The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company • CFC Investment Company • CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2012 Results

Cincinnati, October 25, 2012 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Third-quarter 2012 net income of $111 million, or 68 cents per share, up from net income of $19 million, or 12 cents per share, in the third quarter of 2011.
•	Operating income* of $105 million, or 64 cents per share, up from operating income of $20 million, or 13 cents per share.
•	$92 million increase in third-quarter 2012 net income reflected an $81 million improvement, after taxes, in the contribution from property casualty underwriting, including a favorable effect of $16 million from lower natural catastrophe losses. The after-tax contribution from investment income rose $2 million compared with the prior year’s quarter, while net realized investment gains rose $7 million.
•	$32.95 book value per share at September 30, 2012, up 6 percent from December 31, 2011.
•	10.1 percent value creation ratio for the first nine months of 2012, compared with negative 0.6 percent for the same period of 2011.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Revenue Highlights
Earned premiums	$889	$812	9	$2,605	$2,367	10
Investment income, pretax	132	130	2	395	393	1
Total revenues	1,035	944	10	3,041	2,848	7
Income Statement Data
Net income	$111	$19	484	$229	$30	663
Net realized investment gains and losses	6	(1)	nm	19	50	(62)
Operating income (loss)*	$105	$20	425	$210	$(20)	nm
Per Share Data (diluted)
Net income	$0.68	$0.12	467	$1.40	$0.19	637
Net realized investment gains and losses	0.04	(0.01)	nm	0.11	0.30	(63)
Operating income (loss)*	$0.64	$0.13	392	$1.29	$(0.11)	nm
Book value				$32.95	$29.41	12
Cash dividend declared	$0.4075	$0.4025	1	$1.2125	$1.2025	1
Weighted average shares outstanding	163,857	163,086	0	163,507	163,465	0

Insurance Operations Third-Quarter Highlights

•	94.8 percent third-quarter 2012 property casualty combined ratio, improved from 110.6 percent for third-quarter 2011.
•	14 percent increase in net written premiums, reflecting higher pricing and planned growth from strategic initiatives.
•	$130 million third-quarter 2012 property casualty new business written premiums, up $15 million. Agencies appointed since the beginning of 2011 increased their contribution to new business premiums by $7 million for the quarter.
•	5 cents per share contribution from life insurance operating income to third-quarter results, up 1 cent from 2011.

Investment and Balance Sheet Highlights

•	2 percent third-quarter 2012 growth in before-tax investment income, driven by 17 percent higher stock dividends that offset a 2 percent decline in interest income.
•	6 percent nine-month rise in fair value of invested assets plus cash at September 30, 2012, including 13 percent for the equity portfolio and a 4 percent increase for the bond portfolio.
•	$1.216 billion parent company cash and marketable securities at September 30, 2012.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 10).

CINF 3Q12 Release	1

Strong Third-Quarter Operating Earnings

Steven J. Johnston, president and chief executive officer, commented: “Our consolidated operating income for the third quarter matched the sum for the first two quarters, doubling our year-to-date earnings. This strong performance puts us on a pace to achieve our full-year 2012 targets as we head into the fourth quarter, which typically has been our best quarter of the year. Moreover, it attests to the soundness of our strategies to create value over time and the progress we are making through our current initiatives to drive profitable growth.

“Looking first at the contribution from our investment operations, our equity investing strategy helped produce slightly higher pretax investment income compared with the 2011 third quarter and nine months, thanks to the higher dividends we received from the common stocks in our portfolio. The equity portfolio represents 26.7 percent of our invested assets – this relatively strong allocation to high quality, dividend paying stocks is particularly beneficial when interest income from bond portfolios is constrained by low interest rates.

“On the insurance side, our combined ratio for the quarter was under 95 percent, indicating the third quarterly underwriting profit over the past four quarters and our best quarterly result so far this year. Initiatives to expand our independent agency force and improve our policy pricing tools over the past two years contributed to 14 percent growth of property casualty net written premiums during the third quarter.

“Catastrophe events occurring during the third quarter were mild. The largest catastrophe loss impacting our third-quarter results was a carry-over from the end of the second quarter, as more claims than previously estimated continued coming in from the severe storms that hit our policyholders from June 29 to July 2. In total, catastrophe losses added 8 percentage points to the third-quarter combined ratio, while favorable development of our reserves for prior-period losses other than catastrophes subtracted 8.6 percentage points. Our favorable development of reserves continues to be consistent, rising slightly for both the third-quarter and nine-month periods. Trends for our core underwriting results are very positive, as indicated by our current accident year combined ratio before catastrophe losses, which improved 12.4 points for the quarter and 9.2 points for the nine-month period.”

A Bigger Pipeline for Growth

“Overall, our average pricing rose at a mid-single-digit rate for commercial policies renewed during the third quarter; renewal pricing for personal lines and excess and surplus lines pricing also continued to rise. While an improved pricing environment has helped, we believe the main drivers of our healthy premium growth, this quarter and for many quarters to come, are our actions to build excellent relationships with the professional independent agents who offer our policies in their communities.

“Our field marketing representatives regularly consult with each of our appointed agencies, making sure we are collaborating to assure Cincinnati earns a prominent place in their agency growth plans. Agents have responded to our heightened efforts and services, awarding us record new business and helping us retain quality accounts at renewal. Additionally, we have enlarged our pipeline and the premiums flowing through it by increasing our use of pricing analytics tools that support price adequacy, by expanding our product portfolio for targeted markets and excess and surplus lines, and by appointing new agencies in underserved areas.

“We are encouraged by another factor in our growth – the increase in premiums we collect on business policies that are audited to determine accurate premiums based on payrolls or sales. After a period of decrease, the contribution from audit premiums now has risen slightly for each of the past four quarters, indicating that our policyholders’ businesses are on the path to economic recovery.”

Strong Value Creation

“At September 30, our book value per share was up 6.2 percent from the year-end value. We held a total of $1.034 billion of unrealized gains in our equity portfolio, including a net increase of $143 million or 16 percent during the third quarter. Our bond portfolio, at $9.116 billion at September 30, was more than 137 percent of insurance reserve liabilities. Our value creation ratio, reflecting book value changes and dividends declared, rose from 4.6 percent at June 30 to 10.1 percent at September 30. We are optimistic about achieving our 12 percent or better average annual target for this measure of value delivered to shareholders.

“A strong balance sheet gives us the flexibility to pursue business growth and pay shareholder dividends as a consistent, long-term strategy. During the third quarter, our board of directors voted to increase the fourth-quarter dividend to 40.75 cents per share, raising the indicated annual dividends for a 52nd consecutive year. Only 10 other U.S. publicly-owned companies have so consistently rewarded shareholders with cash dividend increases.”

CINF 3Q12 Release	2

Consolidated Property Casualty Insurance Operations

	Three months ended September 30,			Nine months ended September 30,
(Dollars in millions)	2012	2011	Change %	2012	2011	Change %
Earned premiums	$851	$769	11	$2,475	$2,244	10
Fee revenues	1	1	0	4	3	33
Total revenues	852	770	11	2,479	2,247	10

Loss and loss expenses	525	609	(14)	1,704	1,898	(10)
Underwriting expenses	282	241	17	798	726	10
Underwriting profit (loss)	$45	$(80)	nm	$(23)	$(377)	94

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.7%	79.1%	(17.4)	68.9%	84.6%	(15.7)
Underwriting expenses	33.1	31.5	1.6	32.2	32.4	(0.2)
Combined ratio	94.8%	110.6%	(15.8)	101.1%	117.0%	(15.9)

			Change %			Change %
Agency renewal written premiums	$807	$730	11	$2,367	$2,155	10
Agency new business written premiums	130	115	13	369	334	10
Other written premiums	(38)	(54)	30	(91)	(151)	40
Net written premiums	$899	$791	14	$2,645	$2,338	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.3%	76.3%	(14.0)	66.6%	75.6%	(9.0)
Current accident year catastrophe losses	9.4	11.6	(2.2)	13.9	18.8	(4.9)
Prior accident years before catastrophe losses	(8.6)	(9.2)	0.6	(10.0)	(9.9)	(0.1)
Prior accident years catastrophe losses	(1.4)	0.4	(1.8)	(1.6)	0.1	(1.7)
Total loss and loss expenses	61.7%	79.1%	(17.4)	68.9%	84.6%	(15.7)

Current accident year combined ratio before catastrophe losses	95.4%	107.8%	(12.4)	98.8%	108.0%	(9.2)

•	$108 million or 14 percent increase in third-quarter 2012 property casualty net written premiums and nine-month growth of 13 percent. $39 million or 2 percentage points of the nine-month growth was due to higher 2011 ceded premiums to reinstate coverage layers of our property catastrophe reinsurance treaty.
•	$15 million or 13 percent increase in third-quarter new business written by agencies, reflecting recent-year growth initiatives. The $35 million nine-month increase included $24 million from agencies appointed since the beginning of 2011.
•	1,401 agency relationships in 1,745 reporting locations marketing standard market property casualty insurance products at September 30, 2012, compared with 1,312 agency relationships in 1,648 reporting locations at year-end 2011. One hundred twenty-two new agency appointments were made during the first nine months of 2012.
•	15.8 and 15.9 percentage-point third-quarter and nine-month 2012 combined ratio improvement, largely reflecting improving loss ratios before catastrophe losses that included better pricing. Lower natural catastrophe losses contributed 4.0 and 6.6 percentage-points of improvement to the third-quarter and nine-month 2012 ratios.
•	9.0 percentage-point improvement, to 66.6 percent, for nine-month 2012 ratio of accident year losses and loss expenses before catastrophes, including 2.3 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 1.4 points of improvement due to the effect of the 2011 reinsurance reinstatement premium.
•	10.0 percentage-point third-quarter 2012 benefit from favorable prior accident year reserve development of $86 million, compared with 8.8 points or $68 million for third-quarter 2011. Nine-month 2012 benefit before catastrophe losses of 10.0 points was slightly higher than the nine-month 2011 benefit of 9.9 points.
•	1.6 percentage-point increase and 0.2 point decline in the third-quarter and nine-month underwriting expense ratios, reflecting higher earned premiums and a rise in third-quarter 2012 profit-sharing commissions plus higher costs for assigned risk insurance pools.

CINF 3Q12 Release	3

The following table shows incurred catastrophe losses for 2012 and 2011.

(In millions, net of reinsurance)			Three months ended September 30,				Nine months ended September 30,
			Comm.	Pers.	E&S		Comm.	Pers.	E&S
Dates	Event	Region	lines	lines	lines	Total	lines	lines	lines	Total
2012
First quarter catastrophes			$-	$1	$-	$1	$51	$58	$1	$110
Apr. 28-29	Hail, lightning, wind	Midwest, South	3	3	-	6	57	25	-	82
Jun. 11-13	Hail, lightning, wind	West, South	1	-	-	1	7	-	-	7
Jun. 24-28	Fire	West	(1)	-	-	(1)	7	-	-	7
Jun. 28-Jul. 2	Hail, lightning, wind	Midwest, Northeast, South	37	10	-	47	40	42	-	82
Jul. 2-4	Hail, lightning, wind	Midwest, Northeast	7	6	-	13	7	6	-	13
Sep. 7-8	Hail, lightning, wind	Midwest, Northeast, South	4	1	-	5	4	1	-	5
All other 2012 catastrophes			2	6	-	8	20	17	-	37
Development on 2011 and prior catastrophes			(7)	(5)	-	(12)	(18)	(21)	-	(39)
Calendar year incurred total			$46	$22	$-	$68	$175	$128	$1	$304

2011
First quarter catastrophes			$3	$(1)	$-	$2	$23	$15	$-	$38
Apr. 3-5	Hail, wind, tornado	South, Midwest	1	-	-	1	17	22	-	39
Apr. 8-11	Hail, wind, tornado	South, Midwest	-	-	-	-	11	9	-	20
Apr. 14-16	Hail, wind, tornado	South, Midwest	-	-	-	-	10	4	-	14
Apr. 19-20	Hail, wind	South, Midwest	-	(2)	-	(2)	13	11	-	24
Apr. 22-28	Hail, wind, tornado	South, Midwest	(2)	(1)	-	(3)	45	30	-	75
May 20-27	Hail, wind, tornado	South, Midwest	(3)	13	-	10	42	50	-	92
May 29-Jun. 1	Hail, wind, tornado	Northeast, Midwest	(2)	-	-	(2)	2	2	-	4
Jun. 16-22	Hail, wind, tornado	South, Midwest	-	(3)	-	(3)	7	7	-	14
Jul. 1-4	Hail, wind, tornado	Midwest	3	2	-	5	3	2	-	5
Jul. 10-14	Hail, wind, tornado	Midwest, West	6	7	-	13	6	7	-	13
Aug. 18-19	Hail, wind, tornado	Midwest	12	1	-	13	12	1	-	13
Aug. 26-28	Hurricane, tornado, wind	East	24	9	-	33	24	9	-	33
Sep. 3-6	Tornado, wind	South	8	7	-	15	8	7	-	15
All other 2011 catastrophes			5	3	-	8	12	10	1	23
Development on 2010 and prior catastrophes			5	(2)	-	3	9	(7)	-	2
Calendar year incurred total			$60	$33	$-	$93	$244	$179	$1	$424

CINF 3Q12 Release	4

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Earned premiums	$607	$557	9	$1,765	$1,630	8
Fee revenues	-	1	(100)	2	2	0
Total revenues	607	558	9	1,767	1,632	8

Loss and loss expenses	352	429	(18)	1,113	1,286	(13)
Underwriting expenses	195	173	13	580	541	7
Underwriting profit (loss)	$60	$(44)	nm	$74	$(195)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	58.0%	76.8%	(18.8)	63.0%	78.8%	(15.8)
Underwriting expenses	32.2	31.1	1.1	32.9	33.2	(0.3)
Combined ratio	90.2%	107.9%	(17.7)	95.9%	112.0%	(16.1)

			Change %			Change %
Agency renewal written premiums	$557	$507	10	$1,680	$1,549	8
Agency new business written premiums	90	81	11	256	233	10
Other written premiums	(28)	(41)	32	(65)	(110)	41
Net written premiums	$619	$547	13	$1,871	$1,672	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.3%	76.5%	(18.2)	64.3%	75.7%	(11.4)
Current accident year catastrophe losses	8.6	9.9	(1.3)	10.9	14.4	(3.5)
Prior accident years before catastrophe losses	(7.8)	(10.4)	2.6	(11.2)	(11.8)	0.6
Prior accident years catastrophe losses	(1.1)	0.8	(1.9)	(1.0)	0.5	(1.5)
Total loss and loss expenses	58.0%	76.8%	(18.8)	63.0%	78.8%	(15.8)

Current accident year combined ratio before catastrophe losses	90.5%	107.6%	(17.1)	97.2%	108.9%	(11.7)

•	$72 million or 13 percent increase in third-quarter 2012 commercial lines net written premiums, largely due to growth in renewal written premiums. Twelve percent increase in nine-month net written premiums also largely driven by renewal premium growth.
•	$50 million and $131 million increases in third-quarter and nine-month 2012 renewal written premiums in part reflected commercial lines pricing changes that increased on average in a mid-single-digit range during the third quarter of 2012, up slightly compared with second-quarter 2012.
•	$9 million or 11 percent increase in third-quarter new business written by agencies, reflecting recent-year growth initiatives. $23 million nine-month increase, rising in 26 of the 39 states where we offer standard market commercial lines policies.
•	17.7 and 16.1 percentage-point third-quarter and nine-month 2012 combined ratio improvement, in part reflecting initiatives to improve pricing precision and loss experience related to claims and loss control practices. Lower natural catastrophe losses contributed 3.2 and 5.0 percentage-points of improvement to the third-quarter and nine-month 2012 ratios.
•	11.4 percentage-point improvement, to 64.3 percent, for nine-month 2012 ratio of accident year losses and loss expenses before catastrophes, reflecting the effects of better pricing, 3.7 points of improvement in the 2012 ratio for new losses of $250,000 or more per claim and 1.1 points of improvement due to the effect of 2011 reinsurance reinstatement premiums.
•	8.9 percentage-point third-quarter 2012 benefit from favorable prior accident year reserve development of $54 million, compared with 9.6 points or $54 million for third-quarter 2011. Nine-month 2012 benefit before catastrophe losses of 11.2 points was slightly below the nine-month 2011 benefit of 11.8 points.

CINF 3Q12 Release	5

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Earned premiums	$219	$193	13	$642	$563	14
Fee revenues	1	-	nm	2	1	100
Total revenues	220	193	14	644	564	14

Loss and loss expenses	152	168	(10)	536	578	(7)
Underwriting expenses	80	63	27	197	169	17
Underwriting loss	$(12)	$(38)	68	$(89)	$(183)	51

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	69.5%	87.3%	(17.8)	83.6%	102.7%	(19.1)
Underwriting expenses	36.2	32.6	3.6	30.6	30.0	0.6
Combined ratio	105.7%	119.9%	(14.2)	114.2%	132.7%	(18.5)

			Change %			Change %
Agency renewal written premiums	$231	$209	11	$633	$570	11
Agency new business written premiums	31	25	24	84	73	15
Other written premiums	(9)	(12)	25	(21)	(38)	45
Net written premiums	$253	$222	14	$696	$605	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	70.5%	76.8%	(6.3)	71.3%	75.2%	(3.9)
Current accident year catastrophe losses	12.5	17.6	(5.1)	23.2	32.9	(9.7)
Prior accident years before catastrophe losses	(11.2)	(6.3)	(4.9)	(7.6)	(4.2)	(3.4)
Prior accident years catastrophe losses	(2.3)	(0.8)	(1.5)	(3.3)	(1.2)	(2.1)
Total loss and loss expenses	69.5%	87.3%	(17.8)	83.6%	102.7%	(19.1)

Current accident year combined ratio before catastrophe losses	106.7%	109.4%	(2.7)	101.9%	105.2%	(3.3)

•	$31 million or 14 percent increase in third-quarter 2012 personal lines net written premiums, largely due to renewal written premium growth. Fifteen percent increase in nine-month net written premiums also largely driven by renewal premium growth.

•	14.2 and 18.5 percentage-point third-quarter and nine-month 2012 combined ratio improvement, largely due to 6.6 and 11.8 point decreases in natural catastrophe losses, plus lower loss ratios before catastrophe losses in part reflecting initiatives to improve pricing precision.
•	3.9 percentage-point improvement, to 71.3 percent, for nine-month 2012 ratio of accident year losses and loss expenses before catastrophes, as a 1.2 point increase in the 2012 ratio for new losses of $250,000 or more per claim partially offset the effects of better pricing and a 2.4 point improvement due to the effect of 2011 reinsurance reinstatement premiums.
•	13.5 percentage points third-quarter 2012 benefit from favorable prior accident year reserve development of $31 million, compared with 7.1 points or $14 million for third-quarter 2011. Nine-month 2012 benefit of 10.9 points was higher than the nine-month 2011 benefit of 5.4 points, primarily from higher favorable development for the homeowner line of business.

CINF 3Q12 Release	6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Earned premiums	$25	$19	32	$68	$51	33

Loss and loss expenses	21	12	75	55	34	62
Underwriting expenses	7	5	40	21	16	31
Underwriting (loss) profit	$(3)	$2	nm	$(8)	$1	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	82.2%	62.2%	20.0	80.9%	67.3%	13.6
Underwriting expenses	29.3	31.8	(2.5)	31.0	32.1	(1.1)
Combined ratio	111.5%	94.0%	17.5	111.9%	99.4%	12.5

			Change %			Change %
Agency renewal written premiums	$19	$14	36	$54	$36	50
Agency new business written premiums	9	9	0	29	28	4
Other written premiums	(1)	(1)	0	(5)	(3)	(67)
Net written premiums	$27	$22	23	$78	$61	28

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	87.5%	62.7%	24.8	80.4%	78.9%	1.5
Current accident year catastrophe losses	1.4	2.5	(1.1)	2.3	3.1	(0.8)
Prior accident years before catastrophe losses	(6.0)	(3.0)	(3.0)	(2.0)	(14.8)	12.8
Prior accident years catastrophe losses	(0.7)	0.0	(0.7)	0.2	0.1	0.1
Total loss and loss expenses	82.2%	62.2%	20.0	80.9%	67.3%	13.6

Current accident year combined ratio before catastrophe losses	116.8%	94.5%	22.3	111.4%	111.0%	0.4

•	$5 million or 23 percent growth in third-quarter 2012 excess and surplus lines net written premiums, a growth rate similar to nine months at 28 percent, with growth in both periods largely due to the opportunity to renew many accounts for the first time. Average renewal pricing continued to increase in the high-single-digit range, contributing to growth during the quarter.
•	17.5 and 12.5 percentage-point combined ratio increases for third quarter and nine months of 2012, largely due to higher new large losses plus unusually large net favorable reserve development on prior accident years during the second quarter of 2011 that affected the nine-month ratio comparison.
•	1.5 percentage-point rise, to 80.4 percent, for nine-month 2012 ratio of accident year losses and loss expenses before catastrophes, driven by a 6.0 point increase in the 2012 ratio for new losses of $250,000 or more per claim.

CINF 3Q12 Release	7

Life Insurance Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Term life insurance	$29	$27	7	$86	$79	9
Universal life insurance	2	10	(80)	22	24	(8)
Other life insurance, annuity, and disability income products	7	6	17	22	20	10
Earned premiums	38	43	(12)	130	123	6
Investment income, net of expenses	35	34	3	103	101	2
Other income	1	1	0	1	2	(50)
Total revenues, excluding realized investment gains and losses	74	78	(5)	234	226	4
Contract holders benefits	46	49	(6)	136	138	(1)
Underwriting expenses	14	19	(26)	59	49	20
Total benefits and expenses	60	68	(12)	195	187	4
Net income before income tax and realized investment gains and losses	14	10	40	39	39	0
Income tax	5	4	25	14	14	0
Net income before realized investment gains and losses	$9	$6	50	$25	$25	0

•	$5 million or 12 percent decrease in third-quarter 2012 earned premiums, including 7 percent growth for term life insurance, our largest life insurance product line. Three- and nine-month growth rates for term life insurance were similar. The unlocking of actuarial assumptions of our universal life contracts slowed the amortization of unearned front-end load, reducing earned premiums.
•	4 percent rise in face amount of life policies in force to $80.519 billion at September 30, 2012, from $77.691 billion at year-end 2011.
•	$65 million decline to $42 million in nine-month 2012 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	Nine-month 2012 net income before realized investment gains and losses matched the 2011 period as increased earned premium and investment income revenues were offset by increased underwriting expenses. Contract holders benefits decreased slightly in the first nine months of 2012. Increased levels of net death claims, still within our pricing expectations, were offset by less growth in policy reserves.
•	$76 million, or 10 percent, nine-month 2012 growth to $850 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 3Q12 Release	8

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Total investment income, net of expenses, pretax	$132	$130	2	$395	$393	1
Investment interest credited to contract holders	(21)	(21)	0	(62)	(61)	(2)
Realized investment gains and losses summary:
Realized investment gains and losses	16	5	220	60	110	(45)
Change in fair value of securities with embedded derivatives	(4)	(4)	0	1	-	nm
Other-than-temporary impairment charges	(2)	(3)	33	(32)	(33)	3
Total realized investment gains and losses	10	(2)	nm	29	77	(62)
Investment operations profit	$121	$107	13	$362	$409	(11)

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change %	2012	2011	Change %
Investment income:
Interest	$105	$107	(2)	$317	$319	(1)
Dividends	28	24	17	81	77	5
Other	1	1	0	3	3	0
Investment expenses	(2)	(2)	0	(6)	(6)	0
Total investment income, net of expenses, pretax	132	130	2	395	393	1
Income taxes	(32)	(32)	0	(96)	(97)	1
Total investment income, net of expenses, after tax	$100	$98	2	$299	$296	1

Effective tax rate	24.4%	24.7%		24.4%	24.6%

Average yield pretax	4.44%	4.59%		4.46%	4.65%
Average yield after tax	3.36%	3.46%		3.38%	3.50%

•	2 percent growth in third-quarter 2012 pretax investment income, as higher dividends offset a 2 percent decline in interest income.
•	$253 million or 15 percent net increase for the quarter ended September 30, 2012, in pretax unrealized investment portfolio gains, including $143 million in the equity portfolio. $16 million of pretax realized gains were harvested from the investment portfolio during the third quarter of 2012, including $1 million from the equity portfolio.

(Dollars in millions except share data)	At September 30,	At December 31,
	2012	2011
Balance sheet data
Invested assets	$12,533	$11,801
Total assets	16,479	15,635
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,359	5,033
Book value per share	32.95	31.03
Debt-to-total-capital ratio	14.3%	15.1%

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Performance measure
Value creation ratio	5.4	(3.5)	10.1	(0.6)

•	$12.949 billion in consolidated cash and invested assets at September 30, 2012, up 6 percent from $12.239 billion at year-end.
•	$9.116 billion bond portfolio at September 30, 2012, with an average rating of A2/A. Fair value rose $337 million or 4 percent during the first nine months of 2012.
•	$3.349 billion equity portfolio was 26.7 percent of invested assets, including $1.034 billion in pre-tax net unrealized gains at September 30, 2012. $393 million or 13 percent nine-month 2012 growth in fair value.
•	$3.815 billion of statutory surplus for the property casualty insurance group at September 30, 2012, up $68 million from $3.747 billion at year-end 2011, after declaring $225 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended September 30, 2012, of 0.9-to-1, up from 0.8-to-1 at year-end 2011.
•	Value creation ratio of 5.4 percent for the third quarter of 2012 is the total of 1.3 percent from shareholder dividends and 4.1 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

CINF 3Q12 Release	9

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2011 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 3Q12 Release	10

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Operations (unaudited)

(Dollars in millions)	September 30,	December 31,
	2012	2011

Assets
Investments	$12,533	$11,801
Cash and cash equivalents	416	438
Premiums receivable	1,247	1,087
Reinsurance receivable	589	622
Other assets	1,694	1,687
Total assets	$16,479	$15,635

Liabilities
Insurance reserves	$6,629	$6,553
Unearned premiums	1,818	1,633
Deferred income tax	453	303
Long-term debt and capital lease obligation	828	821
Other liabilities	1,392	1,292
Total liabilities	11,120	10,602

Shareholders' Equity
Common stock and paid-in capital	1,513	1,489
Retained earnings	3,896	3,863
Accumulated other comprehensive income	1,171	901
Treasury stock	(1,221)	(1,220)
Total shareholders' equity	5,359	5,033
Total liabilities and shareholders' equity	$16,479	$15,635

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenues
Earned premiums	$889	$812	$2,605	$2,367
Investment income, net of expenses	132	130	395	393
Realized investment gains and losses	10	(2)	29	77
Other revenues	4	4	12	11
Total revenues	1,035	944	3,041	2,848

Benefits and Expenses
Insurance losses and policyholder benefits	571	656	1,840	2,032
Underwriting, acquisition and insurance expenses	296	260	857	775
Interest expense	14	13	41	40
Other operating expenses	2	4	10	14
Total benefits and expenses	883	933	2,748	2,861

Income (Loss) Before Income Taxes	152	11	293	(13)

Provision (Benefit) for Income Taxes	41	(8)	64	(43)

Net Income	$111	$19	$229	$30

Per Common Share:
Net income—basic	$0.69	$0.12	$1.41	$0.19
Net income—diluted	$0.68	$0.12	$1.40	$0.19

CINF 3Q12 Release	11

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2012 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Value creation ratio
End of period book value	$32.95	$29.41	$32.95	$29.41
Less beginning of period book value	31.66	30.88	31.03	30.79
Change in book value	1.29	(1.47)	1.92	(1.38)
Dividend declared to shareholders	0.41	0.40	1.21	1.20
Total contribution to value creation ratio	$1.70	$(1.07)	$3.13	$(0.18)

Contribution to value creation ratio from change in book value*	4.1%	(4.8)%	6.2%	(4.5)%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.3	3.9	3.9
Value creation ratio	5.4%	(3.5)%	10.1%	(0.6)%

*	Change in book value divided by the beginning of period book value
**	Dividend declared to shareholders divided by beginning of period book value

CINF 3Q12 Release	12

Cincinnati Financial Corporation

Net Income Reconciliation

(In millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income	$111	$19	$229	$30
Net realized investment gains and losses	6	(1)	19	50
Operating income (loss)	105	20	210	(20)
Less catastrophe losses	(44)	(59)	(198)	(275)
Operating income before catastrophe losses	$149	$79	$408	$255

Diluted per share data:
Net income	$0.68	$0.12	$1.40	$0.19
Net realized investment gains and losses	0.04	(0.01)	0.11	0.30
Operating income (loss)	0.64	0.13	1.29	(0.11)
Less catastrophe losses	(0.27)	(0.37)	(1.21)	(1.69)
Operating income before catastrophe losses	$0.91	$0.50	$2.50	$1.58

Property Casualty Reconciliation

	Three months ended September 30, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$899	$619	$253	$27
Unearned premiums change	(48)	(12)	(34)	(2)
Earned premiums	$851	$607	$219	$25

Statutory ratio:
Statutory combined ratio	93.5%	91.1%	98.3%	113.1%
Contribution from catastrophe losses	8.0	7.5	10.2	0.7
Statutory combined ratio excluding catastrophe losses	85.5%	83.6%	88.1%	112.4%

Commission expense ratio	18.4%	18.3%	17.9%	25.4%
Other expense ratio	13.4	14.8	10.9	5.5
Statutory expense ratio	31.8%	33.1%	28.8%	30.9%

GAAP ratio:
GAAP combined ratio	94.8%	90.2%	105.7%	111.5%
Contribution from catastrophe losses	8.0	7.5	10.2	0.7
Prior accident years before catastrophe losses	(8.6)	(7.8)	(11.2)	(6.0)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	95.4%	90.5%	106.7%	116.8%

	Nine months ended September 30, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$2,645	$1,871	$696	$78
Unearned premiums change	(170)	(106)	(54)	(10)
Earned premiums	$2,475	$1,765	$642	$68

Statutory ratio:
Statutory combined ratio	100.0%	95.0%	112.2%	112.0%
Contribution from catastrophe losses	12.3	9.9	19.9	2.5
Statutory combined ratio excluding catastrophe losses	87.7%	85.1%	92.3%	109.5%

Commission expense ratio	18.5%	18.0%	18.9%	25.7%
Other expense ratio	12.6	14.0	9.7	5.4
Statutory expense ratio	31.1%	32.0%	28.6%	31.1%

GAAP ratio:
GAAP combined ratio	101.1%	95.9%	114.2%	111.9%
Contribution from catastrophe losses	12.3	9.9	19.9	2.5
Prior accident years before catastrophe losses	(10.0)	(11.2)	(7.6)	(2.0)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	98.8%	97.2%	101.9%	111.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 3Q12 Release	13